Exhibit 99.2

CONTACT:	Investor Relations	FOR IMMEDIATE RELEASE
(214) 874-2339

CAPSTEAD MORTGAGE CORPORATION

ANNOUNCES FIRST QUARTER 2011 RESULTS

First Quarter 2011 Highlights

•	Earnings increased to $34.7 million or $0.41 per diluted common share

•	Total financing spreads decreased 9 basis points to average 1.62%

•	Book value increased $0.13 to $12.15 per common share

•	Raised $60 million in new common equity capital

•	Increased investment portfolio by $1.91 billion to $10.43 billion contributing to an increase in portfolio leverage to 7.91 times long-term investment capital

DALLAS – May 4, 2011 – Capstead Mortgage Corporation (NYSE: CMO) (“Capstead” or the “Company”) today reported net income of $34,692,000 or $0.41 per diluted common share for the quarter ended March 31, 2011. This compares to net income of $33,027,000 or $0.40 per diluted common share for the quarter ended December 31, 2010. The Company paid a first quarter 2011 dividend of $0.41 per common share on April 20, 2011.

First Quarter Earnings and Related Discussion

Capstead is a self-managed real estate investment trust for federal income tax purposes that invests in a leveraged portfolio of residential adjustable-rate mortgage, or ARM securities, issued and guaranteed by federal government-sponsored enterprises, either Fannie Mae or Freddie Mac (the “GSEs”), or by an agency of the federal government, Ginnie Mae. For the quarter ended March 31, 2011, the Company reported a 5% increase in net interest margin on interest-earning assets to $38,741,000 from $36,961,000 for the quarter ended December 31, 2010. Net interest margin benefited from acquisitions of agency-guaranteed ARM securities well in excess of portfolio runoff, which led to a substantial increase in portfolio leverage. Total financing spreads averaged 1.62% during the current quarter compared to 1.71% during the fourth quarter of 2010.

Yields on the Company’s interest-earning assets averaged 2.31% during the first quarter of 2011, a decrease of 13 basis points from yields reported for the fourth quarter of 2010, reflecting lower coupon interest rates on ARM loans underlying the portfolio that reset to more current interest rates, as well as marginally higher mortgage prepayments. Average yields for the current quarter did not fully benefit from higher yielding acquisitions because most of these purchases were made later in the quarter. Total portfolio runoff averaged 19.9% on an annualized basis during the first quarter (a constant prepayment rate, or CPR of 17.4%) compared to 19.4% (a 16.5% CPR) during the fourth quarter of 2010. Monthly annualized runoff rates were 18.3%, 23.6% and 17.7% for January, February and March 2011, respectively.

Interest rates on all interest-bearing liabilities, including the Company’s long-term unsecured borrowings, averaged 0.69% during the first quarter of 2011, a decrease of 4 basis points from rates incurred during the fourth quarter of 2010, reflecting favorable 30- to 90-day borrowing rates and the expiration of $400 million notional amount of higher-rate interest rate swap agreements in late January 2011. The Company’s repurchase arrangements and similar borrowings at March 31, 2011 totaled $9.45 billion consisting primarily of 30-day borrowings with 24 counterparties with rates averaging 0.28%, before consideration of interest rate swap agreements held for hedging purposes. At March 31, 2011 currently-paying swap positions required paying fixed rates of interest averaging 1.03% on notional amounts totaling $3.50 billion and average maturities of 13 months. Additionally, during the first quarter the Company entered into forward-starting swap agreements with notional amounts totaling $600 million that will begin requiring interest payments at fixed rates averaging 0.99% in May 2011 and will expire in May 2013. Variable payments based on one- and three-month London Interbank Offered Rate (LIBOR) received by the Company under interest rate swap agreements tend to offset a significant portion of the interest owed on a like amount of the Company’s borrowings.

During the first quarter of 2011 the Company’s long-term investment capital, which consists of common and perpetual preferred stockholders’ equity and long-term unsecured borrowings (net of related investments in statutory trusts) increased by $67 million to $1.19 billion, primarily as a result of issuing $60 million in new common equity capital and increases in fair value of interest rate swap agreements held for hedging purposes. The Company acquired $2.31 billion (principal amount) of agency-guaranteed ARM securities during the first quarter contributing to a 22% increase in the portfolio to $10.43 billion. As a result, portfolio leverage (borrowings under repurchase arrangements divided by long-term investment capital) increased to 7.91 to one at March 31, 2011 from 6.91 to one at December 31, 2010. The following table illustrates the progression of the Company’s portfolio of mortgage securities and similar investments for the quarter ended March 31, 2011 (in thousands):

Mortgage securities and similar investments, beginning of quarter	$8,515,691
Increase in unrealized gains on securities classified as available-for-sale	1,008
Portfolio acquisitions (principal amount) at average purchased yields of 2.85%	2,308,861
Investment premiums on acquisitions	90,314
Portfolio runoff (principal amount)	(475,039)
Investment premium amortization	(12,832)

Mortgage securities and similar investments, end of quarter	$10,428,003

Average mortgage securities and similar investments outstanding during the quarter	$8,993,926

First Quarter Common Equity Issuances

During the first quarter of 2011 Capstead raised $60 million in new common equity capital, after underwriting discounts and offering expenses, by issuing 4.6 million common shares at an average price of $12.95 per share, after expenses, through the Company’s at-the-market, continuous offering program. Subsequent to quarter-end and through the date of this press release, the Company used this program to increase its common equity capital by an additional $30 million through the issuance of 2.3 million common shares at an average issue price of $12.83, after expenses. Additionally, on April 4, 2011 the Company registered an additional 5 million common shares for future issuance under this program. The Company may raise additional capital in future periods using this program or by other means, subject to market conditions and blackout periods associated with the dissemination of earnings and dividend announcements and other important company-specific news.

Book Value per Common Share

Nearly all of Capstead’s mortgage investments and all of its interest rate swap agreements are reflected at fair value on the Company’s balance sheet and are therefore included in the calculation of book value per common share. The fair value of these positions is impacted by market conditions, including changes in interest rates, and for mortgage securities, the availability of financing at reasonable rates and leverage levels. The Company’s investment strategy attempts to mitigate these risks by focusing almost exclusively on investments in agency-guaranteed mortgage pass-through securities, which are considered to have little, if any, credit risk and are collateralized by ARM loans with interest rates that reset periodically to more current levels. Because of these characteristics, the fair value of Capstead’s portfolio is considerably less vulnerable to significant pricing declines caused by credit concerns or rising interest rates compared to portfolios that contain a significant amount of non-agency and/or fixed-rate mortgage securities. The following table illustrates the progression of book value per common share outstanding (calculated assuming liquidation preferences for the Series A and B preferred stock) for the quarter ended March 31, 2011:

Book value per common share, beginning of quarter	$12.02
Accretion from capital transactions	0.06
Dividend distributions in excess of earnings	(0.01)
Increase in fair value of mortgage securities classified as available-for-sale	0.01
Increase in fair value of interest rate swap agreements designated as cash flow hedges of:
Repurchase arrangements and similar borrowings	0.05
Unsecured borrowings	0.02

Book value per common share, end of quarter	$12.15

Increase in book value per common share during the quarter	$0.13

Management Remarks

Commenting on current operating and market conditions, Andrew F. Jacobs, President and Chief Executive Officer, said, “Market conditions remain favorable for investing in agency-guaranteed residential ARM securities on a leveraged basis, with attractive risk-adjusted returns achievable in today’s stable financing environment. We took advantage of market opportunities this quarter to significantly add to our investment portfolio allowing us to increase our portfolio leverage one full multiple to 7.9 times our long-term investment capital by quarter-end. Additionally, we raised $60 million in new common equity capital under our continuous offering program during the quarter, which added $0.06 to our book value per common share. Although mortgage prepayments picked up somewhat in February as a result of buyouts by Freddie Mac of seriously delinquent, lower coupon interest rate mortgage loans that had not been previously repurchased in 2010, prepayments on our seasoned portfolio trended lower in March and April, which should benefit portfolio yields and financing spreads in future quarters.

“With this quarter’s portfolio growth, we have completed re-leveraging our investment capital, which should benefit financial results in future quarters. In our view, borrowing at current levels represents an appropriate and prudent use of leverage for an agency-guaranteed mortgage securities portfolio in today’s market conditions, particularly for a portfolio consisting almost entirely of short-duration ARM securities. Provided capital can continue to be deployed at attractive levels and financing conditions remain favorable, we anticipate maintaining our portfolio leverage near current levels in future quarters. We may continue augmenting our existing capital base through our continuous offering program or by other means if conditions warrant, focusing on transactions that are accretive to our existing common stockholders.

“We remain confident in and focused on our investment strategy of managing a conservatively leveraged portfolio of agency-guaranteed residential ARM securities that can produce attractive risk-adjusted returns over the long term while reducing, but not eliminating, sensitivity to changes in interest rates.”

Earnings Conference Call Details

An earnings conference call and live audio webcast will be hosted Thursday, May 5, 2011 at 9:00 a.m. ET. The conference call may be accessed by dialing toll free (877) 407-8033 in the U.S. and Canada or (201) 689-8033 for international callers. A live audio webcast of the conference call can be accessed via the investor relations section of the Company’s website at www.capstead.com, and an audio archive of the webcast will be available for approximately 60 days. A replay of the call will be available through June 5, 2011 by dialing toll free (877) 660-6853 in the U.S. and Canada or (201) 612-7415 for international callers and entering account number 286 and conference ID 371005.

Cautionary Statement Concerning Forward-looking Statements

This document contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include, without limitation, any statement that may predict, forecast, indicate or imply future results, performance or achievements, and may contain the words “believe,” “anticipate,” “expect,” “estimate,” “intend,” “project,” “will be,” “will likely continue,” “will likely result,” or words or phrases of similar meaning. Forward-looking statements are based largely on the expectations of management and are subject to a number of risks and uncertainties including, but not limited to, the following:

•	changes in general economic conditions;

•	fluctuations in interest rates and levels of mortgage prepayments;

•	the effectiveness of risk management strategies;

•	the impact of differing levels of leverage employed;

•	liquidity of secondary markets and credit markets;

•	the availability of financing at reasonable levels and terms to support investing on a leveraged basis;

•	the availability of new investment capital;

•	the availability of suitable qualifying investments from both an investment return and regulatory perspective;

•	changes in legislation or regulation affecting the GSEs and similar federal government agencies and related guarantees;

•	deterioration in credit quality and ratings of existing or future issuances of GSE or Ginnie Mae securities; and

•	increases in costs and other general competitive factors.

In addition to the above considerations, actual results and liquidity are affected by other risks and uncertainties which could cause actual results to be significantly different from those expressed or implied by any forward-looking statements included herein. It is not possible to identify all of the risks, uncertainties and other factors that may affect future results. In light of these risks and uncertainties, the forward-looking events and circumstances discussed herein may not occur and actual results could differ materially from those anticipated or implied in the forward-looking statements. Forward-looking statements speak only as of the date the statement is made and the Company undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Accordingly, readers of this document are cautioned not to place undue reliance on any forward-looking statements included herein.

CAPSTEAD MORTGAGE CORPORATION

CONSOLIDATED BALANCE SHEETS

(in thousands, except ratios and per share amounts)

	March 31, 2011	December 31, 2010
	(unaudited)
Assets
Mortgage securities and similar investments ($9.94 billion pledged under repurchase arrangements)	$10,428,003	$8,515,691
Cash collateral receivable from interest rate swap counterparties	27,650	35,289
Interest rate swap agreements at fair value	11,851	9,597
Cash and cash equivalents	162,936	359,590
Receivables and other assets	84,670	76,078
Investments in unconsolidated affiliates	3,117	3,117

	$10,718,227	$8,999,362

Liabilities
Repurchase arrangements and similar borrowings	$9,449,490	$7,792,743
Cash collateral payable to interest rate swap counterparties	9,950	9,024
Interest rate swap agreements at fair value	13,212	16,337
Unsecured borrowings	103,095	103,095
Common stock dividend payable	30,798	27,401
Accounts payable and accrued expenses	17,196	23,337

	9,623,741	7,971,937

Stockholders’ equity
Preferred stock - $0.10 par value; 100,000 shares authorized:
$1.60 Cumulative Preferred Stock, Series A, 187 shares issued and outstanding at March 31, 2011 and December 31, 2010, respectively ($3,072 aggregate liquidation preference)	2,618	2,620
$1.26 Cumulative Convertible Preferred Stock, Series B, 15,819 shares issued and outstanding at March 31, 2011 and December 31, 2010 ($180,023 aggregate liquidation preference)	176,703	176,703
Common stock - $0.01 par value; 250,000 shares authorized:
74,994 and 70,259 shares issued and outstanding at March 31, 2011 and December 31, 2010, respectively	750	703
Paid-in capital	1,088,955	1,028,382
Accumulated deficit	(354,883)	(354,883)
Accumulated other comprehensive income	180,343	173,900

	1,094,486	1,027,425

	$10,718,227	$8,999,362

Long-term investment capital (Stockholders’ equity and Unsecured borrowings, net of investments in related unconsolidated affiliates) (unaudited)	$1,194,464	$1,127,403

Portfolio leverage (Repurchase arrangements and similar borrowings divided by long-term investment capital) (unaudited)	7.91:1	6.91:1

Book value per common share (based on common shares outstanding and calculated assuming liquidation preferences for the Series A and B preferred stock) (unaudited)	$12.15	$12.02

CAPSTEAD MORTGAGE CORPORATION

CONSOLIDATED STATEMENTS OF INCOME

(in thousands, except per share amounts)

(unaudited)

	Quarter Ended March 31
	2011	2010

Interest income:
Mortgage securities and similar investments	$53,141	$60,150
Other	113	92

	53,254	60,242

Interest expense:
Repurchase arrangements and similar borrowings	(12,322)	(13,368)
Unsecured borrowings	(2,187)	(2,187)
Other	(4)	—

	(14,513)	(15,555)

	38,741	44,687

Other revenue (expense):
Miscellaneous other revenue (expense)	(218)	(205)
Incentive compensation expense	(1,233)	(1,415)
General and administrative expense	(2,663)	(2,695)

	(4,114)	(4,315)

Income before equity in earnings of unconsolidated affiliates	34,627	40,372

Equity in earnings of unconsolidated affiliates	65	65

Net income	$34,692	$40,437

Net income available to common stockholders:
Net income	$34,692	$40,437
Less cash dividends paid on preferred shares	(5,058)	(5,058)

	$29,634	$35,379

Net income per common share:
Basic	$0.41	$0.51
Diluted	0.41	0.51

Weighted average common shares outstanding:
Basic	71,182	68,990
Diluted	71,557	79,419

Cash dividends declared per share:
Common	$0.410	$0.500
Series A Preferred	0.400	0.400
Series B Preferred	0.315	0.315

CAPSTEAD MORTGAGE CORPORATION

FAIR VALUE ANALYSIS

(dollars in thousands, unaudited)

	March 31, 2011					December 31, 2010
	Principal Balance	Premiums	Basis or Notional Amount	Fair Value	Unrealized Gains (Losses)	Unrealized Gains (Losses)
Mortgage securities classified as available-for-sale: (a) (b)
Agency-guaranteed securities:
Fannie Mae/Freddie Mac:
Current-reset ARMs	$7,396,068	$164,892	$7,560,960	$7,719,515	$158,555	$155,186
Longer-to-reset ARMs	1,627,743	55,442	1,683,185	1,696,829	13,644	17,407
Fixed-rate	154	—	154	166	12	14
Ginnie Mae:
Current-reset ARMs	460,880	5,812	466,692	475,241	8,549	7,633
Longer-to-reset ARMs	499,728	17,628	517,356	517,978	622	134

	$9,984,573	$243,774	$10,228,347	$10,409,729	$181,382	$180,374

Interest rate swap positions (c)			$4,200,000	$(1,361)	$(1,039)	$(6,474)

(a)	Unrealized gains and losses on mortgage securities classified as available-for-sale are recorded as a component of Accumulated other comprehensive income in Stockholders’ equity. Gains or losses are generally recognized in earnings only if sold. Mortgage securities classified as held-to-maturity with a cost basis of $8 million and unsecuritized investments in residential mortgage loans with a cost basis of $10 million are not subject to mark-to-market accounting and therefore have been excluded from this analysis.
(b)	Capstead classifies its ARM securities based on the average length of time until the loans underlying each security reset to more current rates (see page 10 of this release for further information).
(c)	The Company uses two-year term, one- and three-month LIBOR-indexed, pay-fixed, receive-variable, interest rate swap agreements (or longer-term committed borrowings, if available at attractive rates and terms), to help mitigate exposure to higher short-term interest rates. Additionally, the Company has entered into three forward-starting swap agreements with notional amounts totaling $100 million and terms coinciding with the variable-rate terms of the Company’s unsecured borrowings that begin in 2015 and 2016 and end with their maturities in 2035 and 2036. Swap positions are carried on the balance sheet at fair value with related unrealized gains or losses arising while designated as cash flow hedges for accounting purposes reflected as a component of Accumulated other comprehensive income in Stockholders’ equity and related hedge ineffectiveness recognized in Interest expense. As of March 31, 2011, these swap positions had the following characteristics (in thousands):

Period of Contract Expiration	Notional Amount	Average Fixed Rate Payment Requirement	Fair Value	Unrealized Gains (Losses)
Contracts hedging short-term interest rates:
Currently-paying contracts:
Second quarter 2011	$100,000	1.19%	$(126)	$(110)
Third quarter 2011	400,000	1.33	(1,741)	(1,697)
Fourth quarter 2011	900,000	1.15	(4,451)	(4,436)
First quarter 2012	800,000	1.10	(4,885)	(4,861)
Third quarter 2012	200,000	0.83	(849)	(837)
First quarter 2013	1,100,000	0.81	(81)	142

	3,500,000	1.03	(12,133)	(11,799)

Forward-starting contracts:
Second quarter 2013	600,000	0.99	482	470

	$4,100,000		$(11,651)	$(11,329)

Forward-starting contracts hedging borrowing rates on long-term unsecured borrowings:
2035 and 2036	$100,000	4.09	$10,290	$10,290

After consideration of related swap positions, the Company’s mortgage investments portfolio and related borrowings under repurchase arrangements had durations of approximately 10 and 6 3/4 months, respectively, for a net duration gap of approximately 3 1/4 months. Duration is a measure of market price sensitivity to interest rate movements.

CAPSTEAD MORTGAGE CORPORATION

YIELD/COST ANALYSIS

(dollars in thousands, unaudited))

	1st Quarter 2011 Average (a)			4th Quarter 2010 Average (a)
	Basis	Yield/Cost	Runoff	Basis	Yield/Cost	Runoff

Agency-guaranteed securities:
Fannie Mae/Freddie Mac:
Fixed-rate	$4,890	6.68%	8.9%	$5,106	6.60%	18.3%
ARMs	8,293,715	2.34	20.5	7,600,085	2.49	19.4
Ginnie Mae ARMs	681,375	2.59	11.8	486,215	2.57	12.7

	8,979,980	2.36	19.9	8,091,406	2.50	19.0

Unsecuritized residential mortgage loans:
Fixed-rate	3,433	5.89	6.7	3,491	7.03	6.4
ARMs	7,036	3.36	21.2	7,353	3.79	7.6

	10,469	4.19	17.2	10,844	4.83	7.2

Commercial loans	—	—	—	4,339	8.75	100.0
Collateral for structured financings	3,477	7.65	3.3	3,506	8.07	3.5

	8,993,926	2.36	19.9	8,110,095	2.51	19.4
Other interest-earning assets(b)	235,864	0.19		273,016	0.20

	9,229,790	2.31		8,383,111	2.44

Secured borrowings based on:
30-day to 90-day interest rates, as adjusted for hedging transactions	8,304,926	0.59		7,465,108	0.62
Structured financings	3,477	7.65		3,506	8.07

	8,308,403	0.59		7,468,614	0.62

Other interest-paying liabilities(b)	10,344	0.16		4,323	0.19
Unsecured borrowings(c)	103,095	8.49		103,095	8.49

	8,421,842	0.69		7,576,032	0.73

Capital employed/total financing spread	$807,948	1.62		$807,079	1.71

(a)	Basis represents the Company’s average investment before unrealized gains and losses. Average asset yields, runoff rates, borrowing rates and resulting financing spreads are presented on an annualized basis.
(b)	Other interest-earning assets consist of overnight investments and cash collateral receivable from interest rate swap counterparties. Other interest-paying liabilities consist of cash collateral payable to interest rate swap counterparties.
(c)	Unsecured borrowings consist of junior subordinated notes with original terms of 30 years that were issued in 2005 and 2006 by Capstead to statutory trusts formed to issue $3 million of the trusts’ common securities to Capstead and to privately place $100 million of preferred securities to unrelated third party investors. Capstead reflects its investment in the trusts as unconsolidated affiliates and considers the unsecured borrowings, net of these affiliates, a component of its long-term investment capital.

CAPSTEAD MORTGAGE CORPORATION

RESIDENTIAL ARM SECURITIES PORTFOLIO STATISTICS

(as of March 31, 2011)

(dollars in thousands, unaudited))

ARM Type (a)	Basis (b)	Net WAC (c)	Fully Indexed WAC (c)	Average Net Margins (c)	Average Periodic Caps (c)	Average Lifetime Caps (c)	Months To Roll (a)

Current-reset ARMs:
Fannie Mae Agency Securities	$5,695,694	2.75%	2.28%	1.71%	3.45%	10.17%	4.8
Freddie Mac Agency Securities	1,865,266	3.47	2.43	1.89	2.82	10.76	7.0
Ginnie Mae Agency Securities	466,692	2.62	1.78	1.52	1.00	9.80	5.6
Residential mortgage loans	6,711	3.46	2.40	2.05	1.53	11.01	5.0

	8,034,363	2.91	2.29	1.74	3.16	10.28	5.3

Longer-to-reset ARMs:
Fannie Mae Agency Securities	1,016,433	3.70	2.54	1.76	4.39	8.89	43.7
Freddie Mac Agency Securities	666,752	4.82	2.56	1.78	4.82	9.91	31.9
Ginnie Mae Agency Securities	517,356	3.65	1.78	1.51	1.03	8.68	46.9

	2,200,541	4.02	2.37	1.71	3.73	9.15	40.9

	$10,234,904	3.15	2.30	1.73	3.28	10.04	12.9

(a)	Capstead classifies its ARM securities based on the average length of time until the loans underlying each security reset to more current rates (“months-to-roll”) (less than 18 months for “current-reset” ARM securities, and 18 months or greater for “longer-to-reset” ARM securities). Once an ARM loan reaches its initial reset date, it will reset at least once a year to a margin over a corresponding interest rate index, subject to periodic and lifetime limits or caps.
(b)	Basis represents the Company’s investment (unpaid principal balance plus unamortized investment premium) before unrealized gains and losses. As of March 31, 2011, the ratio of basis to related unpaid principal balance for the Company’s ARM securities was 102.44. This table excludes $5 million in fixed-rate Agency Securities, $3 million in fixed-rate residential mortgage loans and $3 million in private residential mortgage pass-through securities held as collateral for structured financings.
(c)	Net WAC, or weighted average coupon, is presented net of servicing and other fees and represents the cash yield inherent in the portfolio as of the indicated date before amortization of investment premiums. Fully indexed WAC represents the weighted average coupon upon one or more resets using interest rate indexes and net margins as of the indicated date. Average Net Margins represents the weighted average level over the underlying indexes that the portfolio can adjust to upon reset, usually subject to initial, periodic and/or lifetime limits, or Caps, on the amount of such adjustments during any single interest rate adjustment period and over the contractual term of the underlying loans. ARM securities issued by the GSEs with initial fixed-rate periods of five years or longer typically have 500 basis point initial caps with 200 basis point periodic caps. Additionally, certain ARM securities held by the Company are subject only to lifetime caps. For presentation purposes, Average Periodic Caps in the table above reflect initial caps until after an ARM security has reached its initial reset date and lifetime caps, less the current net WAC, for ARM securities subject only to lifetime caps. At quarter-end, 71% of current-reset ARMs were subject to periodic caps averaging 1.86%; 9% were subject to initial caps averaging 5.22%; and 20% were subject to lifetime caps, less the current net WAC, averaging 7.23%. All longer-to-reset ARM securities at March 31, 2011 were subject to initial caps.